Exhibit 3.3
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                                State of Delaware

                        Office of the Secretary of State

                      -------------------------------------


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMERICAN TELESOURCE INTERNATIONAL, INC.", CHANGING ITS NAME FROM "AMERICAN TELESOURCE INTERNATIONAL, INC." TO "ATSI COMMUNICATIONS, INC.". FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MARCH, A.D. 2001, AT 11:15 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                       /s/  HARRIET SMITH WINDSOR
                                       ---------------------------------
                                       Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION:  1042519


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

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                     AMERICAN TELESOURCE INTERNATIONAL, INC.


         American TeleSource International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation has duly adopted two resolutions setting forth proposed amendments to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and providing for such amendments to be submitted to a vote of the stockholders of the Corporation. The resolutions setting forth the proposed amendments are set forth below:

         RESOLVED: That Article I of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                  The name of the Company is ATSI Communication, Inc.

         RESOLVED: That sub-part A of Article III of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

         A. Authorization of Shares. The total number of shares of capital stock which the Company shall have authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

         SECOND: That pursuant to such resolution of the Board of Directors, such resolution was submitted to a vote of the stockholders of the Corporation in accordance with the General Corporation Law of Delaware and the necessary number of shares as required by statute voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendment.


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


         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by H. Douglas Saathoff, Chief Financial Officer, Senior Executive Vice President and Treasurer this 21st day of March 2001.

                                   AMERICAN TELESOURCE INTERNATIONAL, INC.



                                       /s/ H. DOUGLAS SAATHOFF
                                       ----------------------------------
                                       H. Douglas Saathoff, Chief
                                       Financial Officer, Senior
                                       Executive Vice President
                                       and Treasurer


                                   By: /s/ RAYMOND G. ROMORO
                                       --------------------------------
                                       Raymond G. Romoro, Vice President
                                       General Counsel and Corporate Secretary




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